EXHIBIT 5.1

OPINION AND CONSENT OF ORRICK, HERRINGTON AND SUTCLIFFE LLP

March 15, 2010

EnergyConnect Group, Inc.
901 Campisi Way, Suite 260
Campbell, CA 95008

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by you with the Securities and Exchange Commission (the “SEC”) on or about March 15, 2010, in connection with the registration under the Securities Act of 1933, as amended, of 15,408,853 shares of common stock (“Common Stock”) of EnergyConnect Group, Inc., an Oregon corporation (the “Company”), reserved for issuance pursuant to the Restated 2004 Stock Incentive Plan (the “Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan are duly authorized, and when issued and sold as described in the Plan and Registration Statement, will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the prospectus constituting a part thereof. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

Orrick, Herrington & Sutcliffe LLP